Exhibit 5.1

October 16, 2020

Americold Realty Trust

10 Glenlake Parkway

South Tower, Suite 600

Atlanta, Georgia 30328

Re:	Registration Statement on Form S-3 (File No. 333-237704 and 333-237704-01)

Ladies and Gentlemen:

We have served as Maryland counsel to Americold Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law arising out of the registration of up to 36,685,000 common shares of beneficial interest, $.01 par value per share (the “Common Shares”), of the Company (including up to 4,785,000 Common Shares in connection with the option of the Underwriters (as defined herein) to purchase additional Common Shares), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company and Americold Realty Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). Pursuant to the Underwriting Agreement, dated October 13, 2020 (the “Underwriting Agreement”), by and among the Company, the Operating Partnership, Citigroup Global Markets Inc., BofA Securities, Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), Citigroup Global Markets Inc., BofA Securities, Inc. and Goldman Sachs & Co. LLC, as forward sellers (the “Forward Sellers”), and Citibank, N.A., Bank of America, N.A. and Goldman Sachs & Co. LLC, as forward purchasers, up to 36,685,000 Common Shares (the “Borrowed Shares”) will be borrowed from third parties and sold to the Underwriters by the Forward Sellers. If a Forward Seller does not borrow from third parties and sell to the Underwriters the total number of Common Shares required to be borrowed and sold, the Company will issue and sell to the Underwriters an aggregate number of Common Shares equal to the number of Borrowed Shares that such Forward Seller does not borrow from third parties and sell to the Underwriters (the “Top-Up Shares” and, together with the Borrowed Shares, the “Shares”).

Americold Realty Trust

October 16, 2020

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (herein collectively referred to as the “Documents”):

1. The Registration Statement;

2. The Prospectus, dated April 16, 2020, as supplemented by a Prospectus Supplement, dated October 13, 2020 (the “Prospectus Supplement”), filed by the Company with the Commission pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the 1933 Act;

3. The declaration of trust of the Company (the “Declaration”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4. The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6. Resolutions adopted by the Board of Trustees of the Company or a duly authorized committee thereof relating to, among other matters, (a) the sale and issuance of the Top-Up Shares, (b) the issuance of the 203,687,303 Common Shares, including the Borrowed Shares, outstanding on the date hereof immediately prior to the issuance of any Top-Up Shares (the “Outstanding Shares”) and (c) the registration of the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

7. The Underwriting Agreement;

8. A certificate executed by an officer of the Company, dated as of the date hereof; and

9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

Americold Realty Trust

October 16, 2020

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The Top-Up Shares will not be issued or transferred, and the Outstanding Shares were not issued and have not been transferred, in violation of the restrictions on transfer and ownership of shares of beneficial interest of the Company set forth in Article VII of the Declaration.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The issuance of the Borrowed Shares has been duly authorized and the Borrowed Shares are validly issued, fully paid and nonassessable.

3. The issuance of the Top-Up Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Prospectus Supplement, the Resolutions and the Underwriting Agreement, the Top-Up Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state. We express

Americold Realty Trust

October 16, 2020

no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP